                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          SOUTHFIRST BANCSHARES, INC.
                 Name of Registrant as Specified in Its Charter

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:

         2.       Form, Schedule or Registration Statement No.:

         3.       Filing Party:

         4.       Date Filed:

                          SOUTHFIRST BANCSHARES, INC.





                                 April 18, 2005

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of SouthFirst Bancshares, Inc. ("SouthFirst") to be held on Wednesday, May 18, 2005, at 10:00 a.m., local time, at First Federal of the South, 126 North Norton Avenue, Sylacauga, Alabama 35150.

         The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion, and you will have an opportunity to ask questions about your company.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please complete, sign, date and return the enclosed proxy at your earliest convenience. Returning the signed proxy card will not prevent you from voting in person at the meeting, should you later decide to do so.


                                        Sincerely,

                                        /s/ Sandra H. Stephens

                                        Sandra H. Stephens
                                        Interim Chief Executive Officer




        126 North Norton Avenue - P.O. Box 167 - Sylacauga, Alabama 35150
       (256) 245-4365 - (800) 239-1492 - Fax (256) 245-6341 - (256) 245-6388

                          SOUTHFIRST BANCSHARES, INC.
                            126 NORTH NORTON AVENUE
                            SYLACAUGA, ALABAMA 35150

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2005

         To the Holders of Common Stock of SOUTHFIRST BANCSHARES, INC.:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of SouthFirst Bancshares, Inc. ("SouthFirst") is to be held on Wednesday, May 18, 2005, at 10:00 a.m., local time, at First Federal of the South, 126 North Norton Avenue, Sylacauga, Alabama 35150, for the following purposes:

         (1) To elect two directors of SouthFirst to hold office until the 2008 Annual Meeting or until a successor is elected and qualified;

         (2) To ratify the selection of Jones & Kirkpatrick, P.C. as the independent registered public accounting firm for SouthFirst for fiscal year 2005; and

         (3) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed April 7, 2005, as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any adjournments and postponements thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors, together with a copy of the 2004 Annual Report to Stockholders are enclosed herewith. Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, sign and date the enclosed proxy and return it as promptly as possible in the accompanying envelope. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.


                                        By Order of the Board of Directors

                                        /s/ Sandra H. Stephens

                                        Sandra H. Stephens
                                        Interim Chief Executive Officer


Sylacauga, Alabama
April 18, 2005


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING U.S. POSTAGE PAID ENVELOPE. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                          SOUTHFIRST BANCSHARES, INC.
                            126 NORTH NORTON AVENUE
                            SYLACAUGA, ALABAMA 35150

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 2005

                           --------------------------

                                PROXY STATEMENT

                           -------------------------

         This Proxy Statement is furnished to the stockholders of SouthFirst Bancshares, Inc. ("SouthFirst") in connection with the solicitation of proxies by the Board of Directors of SouthFirst for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 18, 2005, at 10:00 a.m., local time, at First Federal of the South, 126 North Norton Avenue, Sylacauga, Alabama 35150 and at any adjournments and postponements thereof. At the Annual Meeting, the stockholders of SouthFirst are being asked to consider and vote upon (i) the election of two directors of SouthFirst, each to serve until the 2008 Annual Meeting of stockholders or until a successor is elected and qualified, and (ii) a proposal to ratify the selection of Jones & Kirkpatrick, P.C. as the independent registered public accounting firm for SouthFirst for fiscal year 2005.

                          VOTING RIGHTS AND PROCEDURES

GENERAL VOTING INFORMATION

         Only holders of record of SouthFirst's common stock, $.01 par value per share (the "Common Stock") at the close of business on April 7, 2005 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 709,406 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of one-third (1/3) of the outstanding shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

         Each stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held in such stockholder's name on the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting.

         The election of the two directors will require the affirmative vote of a plurality of the shares of Common Stock represented and voting in person or by proxy at the Annual Meeting. All abstentions and broker non-votes will be disregarded in tabulating the vote on the election of Directors.

         The adoption of the proposal to ratify the selection of Jones & Kirkpatrick, P.C. as the independent registered public accounting firm for SouthFirst for fiscal year 2005 will require the affirmative vote of a majority of the votes cast by the holders of Common Stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting. All abstentions and broker non-votes will be disregarded in tabulating the vote on this proposal.

         Unless otherwise provided by SouthFirst's Certificate of Incorporation or Bylaws or by statute, the affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting is required to pass on any matters, other than the election of directors. Abstentions and broker non-votes will not be counted as votes, either in favor of or against the matter with respect to which the abstention or broker non-vote relates. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         Under applicable Delaware law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting.

VOTING BY STOCKHOLDERS OF RECORD AND BENEFICIAL OWNERS

         Stockholders whose shares are registered directly with SouthFirst's transfer agent are considered, with respect to those shares, to be the stockholder of record. SouthFirst is sending these proxy materials directly to stockholders of record. Stockholders of record have the right to submit a proxy directly to SouthFirst or to vote in person at the Annual Meeting.

         Stockholders whose shares are held in a brokerage account, through an employee benefit plan or by another nominee, are considered the beneficial owners of shares held in "street name." The proxy materials for these stockholders are being forwarded to beneficial owners, together with a voting instruction card. Beneficial owners have the right to direct their broker, trustee or nominee as to how to vote and also are invited to attend the Annual Meeting.

         Since a beneficial owner is not the stockholder of record, he or she may not vote these shares in person at the Annual Meeting without a proxy from the broker, trustee or nominee that holds the shares, giving the beneficial owner the right to vote the shares at the meeting. The broker, trustee or nominee of each beneficial owner has enclosed or provided voting instructions for use in directing the broker, trustee or nominee how to vote these shares.

REVOCATION OF PROXIES OR VOTING INSTRUCTIONS

         Stockholders may change their vote at any time prior to the vote at the Annual Meeting. Record holders may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Secretary of SouthFirst prior to the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, cause a previously granted proxy to be revoked. Beneficial owners may change their vote by submitting new voting instructions to their broker, trustee or nominee, or, if the beneficial owner has obtained a proxy from his or her broker or nominee giving the beneficial owner the right to vote the shares, by attending the meeting and voting in person.

VOTING OF PROXIES

         Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them FOR the election of the Board of Directors' nominees as Directors, and FOR the proposal to ratify the selection of Jones & Kirkpatrick, P.C. as the independent registered public accounting firm for SouthFirst for fiscal year 2005.

         No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting. However, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the Annual Meeting. Should any other matter requiring a vote of stockholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration or nominate any person for election as a Director at the 2006 Annual Meeting, see "STOCKHOLDERS' PROPOSALS FOR THE 2006 ANNUAL MEETING."

OTHER INFORMATION

         SouthFirst is making this solicitation. The cost of this solicitation will be borne by SouthFirst. Solicitation will be made by mail and may be made personally or by telephone by officers and other employees of SouthFirst who will not receive additional compensation for solicitation.

         The address of the principal executive offices of SouthFirst is 126 North Norton Avenue, Sylacauga, Alabama 35150, and SouthFirst's telephone number is (256) 245-4365. First Federal of the South ("First Federal"), a wholly-owned subsidiary of SouthFirst, is a federally-chartered savings association.


                  [remainder of page left intentionally blank]

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

         SouthFirst's Board of Directors presently consists of seven (7) directors, elected to staggered three-year terms. Upon the resignation of Mr. McArthur in March 2005, the Board elected to reduce the size of the Board from eight (8) directors to seven (7) directors. The terms of Donald R. Hardy and Allen Gray McMillan, III will expire at this Annual Meeting of Stockholders. The Board of Directors has nominated Messrs. Hardy and McMillan for election as directors of SouthFirst. Unless otherwise directed, the proxies will be voted at the Annual Meeting FOR the election of the nominees. In the event that neither one of the nominees is able to serve or either declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render either nominee named herein unable to accept nomination or election. The affirmative vote of a plurality of the votes present in person or by proxy at the Annual Meeting is required for the election of the two nominees standing for election.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" SOUTHFIRST'S NOMINEES AS DIRECTORS.

         The following individuals have been nominated by management for election to SouthFirst's Board of Directors for a term of three years and until their successors are elected and qualified:

         DONALD R. HARDY, age 55, has served as a director of First Federal and SouthFirst since January 2001. Mr. Hardy is the owner, President and CEO of H & B Builders, Inc., located in Sylacauga, Alabama. He is a member of the Business Council of Alabama, Sylacauga Chamber of Commerce and has served on the Sylacauga Planning Commission since 1992. Mr. Hardy is an active member of the First Baptist Church of Sylacauga.

         ALLEN GRAY MCMILLAN, III, age 48, has served as a director of First Federal since 1993 and of SouthFirst since 1994. On August 15, 2001, Mr. McMillan was elected Chairman of SouthFirst and First Federal. Mr. McMillan is also President of Brecon Knitting Mill, where he has been employed since 1979. Mr. McMillan has been active in the Kiwanis Club, United Way, and Boy Scouts of America. He is a member of the First United Methodist Church.

                                  ************

         Each of the following individuals is a member of SouthFirst's Board of Directors who is not standing for election to the Board of Directors this year and whose term will continue after the Annual Meeting:

         J. MALCOMB MASSEY, age 54, has served as a director of First Federal and SouthFirst since May, 1997. On September 26, 2001, Mr. Massey was elected President of SouthFirst effective October 1, 2001. In addition, Mr. Massey is President and Chief Executive Officer of Pension & Benefit, First Federal's wholly-owned, operating subsidiary. This is a position that Mr. Massey has held since he joined Pension & Benefit in 1997, after it acquired substantially all of the assets of Lambert, Massey, Roper & Taylor, Inc., an employee benefits consulting firm, based in Montgomery, for which Mr. Massey had served as President since 1980. Mr. Massey is a member of the American Society of Pension Actuaries, the South Central Alabama Association of Insurance and Financial Advisors, Life and Qualifying Member of Million Dollar Roundtable, Top of the Table, Montgomery Lions Club and Young Meadows Presbyterian Church.

         SANDRA H. STEPHENS, age 46, was elected as director of SouthFirst and First Federal, effective November 2002. In addition, Ms. Stephens was elected as Interim Chief Executive Officer of SouthFirst and First Federal upon the resignation of the former Chief Executive Officer in March of 2005. Ms. Stephens has served as Executive Vice President and Chief Operating Officer of SouthFirst and First Federal since November 2001. Ms. Stephens previously served as the Chief Operating Officer, from 1997 to 2001, and Chief Financial Officer, from 1992 to 1997, of First Federal Bank, in Tuscaloosa, Alabama. Prior to her employment with First Federal Bank, Ms. Stephens held various executive positions with Federal Home Loan Mortgage Corporation, Atlanta, Georgia from 1990 until 1992, and with Pinnacle Bank, Jasper, Alabama from 1981 until 1990. Ms. Stephens is a member of the American Society of Women Accountants, and she is a member of Saint Mark United Methodist Church in Birmingham, Alabama and serves on the Board of Trustees of the North Alabama Conference of the United Methodist Church.

         KENNETH E. EASTERLING, age 62, has served as a director of First Federal since 1997 and of SouthFirst since 2001. Mr. Easterling previously served as a member of the Board of Directors of First Federal Savings and Loan of Chilton County from 1992 to 1997. Mr. Easterling is the owner of Home Printing Company, located in Clanton, Alabama, which was established in 1969. Mr. Easterling served in the Army National Guard from 1963 to 1969, is a Charter Member of the Exchange Club of Chilton County, a member of the Board of Directors of Chilton County Cattlemen's Association, a member of the Board of Directors of Alfa, and has served as a Deacon of the West End Baptist Church from 1969 to the present.

         H. DAVID FOOTE, JR., age 55, has served as a director of First Federal since 1988 and of SouthFirst since 1994. Mr. Foote has been President and owner of Foote Bros. Furniture since 1973. Mr. Foote has been a director of the Sylacauga Chamber of Commerce, the Coosa Valley Country Club and Talladega County E-911. He has served as President of Wesley Chapel Methodist Men's Club and head of the Wesley Chapel Methodist Administrative Board.

         L. NEAL BICE, age 64, has served as a director of First Federal since 1997 and of SouthFirst since 2001. Mr. Bice previously served as a director of First Federal Savings and Loan of Chilton County, from 1989 to 1997. Mr. Bice is an owner and a director of Chilton County Feed and Seed Company, located in Clanton, Alabama. Mr. Bice presently is a professor of economics and business at the Clanton extension of the George C. Wallace State Community College. Mr. Bice is a past professor of finance at Auburn University, a past professor of economics, finance and banking at the University of Southwestern Louisiana, and a past professor of finance at the University of Alabama. Mr. Bice is a member of the Chilton County Board of Education, the Alabama Education Association, the Southern School Board Association, Omicron Delta Epsilon Society in Economics, the Chilton County High School Athletic Association, and the Chilton County Cattlemen's Association. He is a past President of the Chilton County Board of Education, and serves as director of the Chilton County Chamber of Commerce, the President of the Chilton County University of Alabama Alumni Association, the Zone Chairman of the Clanton Lion's Club, and the President of the War Eagle Lion's Club, Auburn, Alabama. Mr. Bice is a member of the Concord Baptist Church.

         There are no family relationships between any director, executive officer, or person nominated to become a director or executive officer and any other director, executive officer, or person nominated to become a director or executive officer of SouthFirst.


               [remainder of this page intentionally left blank]

                            COMMITTEES OF THE BOARD

AUDIT COMMITTEE

         The Audit Committee is currently comprised of Messrs. Bice (Chairman), Easterling, Foote, Hardy, and McMillan. The Board of Directors of SouthFirst has adopted a written charter setting forth the composition, authority and responsibilities of the Audit Committee. The independence of the Audit Committee members has been established by, and pursuant to, the listing standards of the American Stock Exchange, as set forth in Section 121(A) of the American Stock Exchange Company Guide. Immediately following is the report of the Audit Committee.

                         REPORT OF AUDIT COMMITTEE(1)

                  The following is the report of the Audit Committee with respect to the audited financial statements of SouthFirst for the fiscal year ended September 30, 2004.

                  With respect to fiscal year 2004, the Audit Committee has done each of the following: (i) reviewed SouthFirst's audited financial statements and discussed such financial statements with management, (ii) discussed with Jones & Kirkpatrick, P.C., the independent auditors for SouthFirst, the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61, Communication with Audit Committee), (iii) received the written disclosures and the letter from Jones & Kirkpatrick, P.C., required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and (iv) discussed with Jones & Kirkpatrick, P.C. their independence from SouthFirst.

                  Based on the aforementioned reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in SouthFirst's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004. Further, the Audit Committee, based upon the aforementioned reviews and discussions, hereby selects and appoints Jones & Kirkpatrick, P.C. as the independent auditors to audit the accounts and records of SouthFirst for the current fiscal year.


                                                AUDIT COMMITTEE

                                                L. Neal Bice
                                                Kenneth E. Easterling
                                                H. David Foote, Jr.
                                                Donald R. Hardy
                                                Allen Gray McMillan, III


---------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER COMMITTEES

         In addition to the Audit Committee, SouthFirst's Board of Directors has established the Executive Committee, which during fiscal year 2004 consisted of Messrs. McMillan (Chairman), Foote, Hardy, Massey, McArthur (resigned effective March 2005) and Ms. Stephens. The Executive Committee, which did not meet in fiscal year 2004, has the power to exercise most of the powers of the Board of Directors, in the intervals between the meetings of the Board of Directors. Any activity of the Executive Committee is reported to the Board of Directors at the next meeting thereof.

         SouthFirst presently does not have a compensation committee because, except for J. Malcomb Massey (who receives an annual salary from SouthFirst as its President, in the amount of $20,000), none of the officers of SouthFirst receive compensation for services to SouthFirst. SouthFirst's officers are compensated by SouthFirst's wholly-owned subsidiary, First Federal, and First Federal's wholly-owned subsidiary, Pension & Benefit, solely for their services to First Federal and Pension & Benefit. In addition, non-employee directors are paid for attendance at First Federal committee meetings, but employee members of committees are not paid.

         In addition to SouthFirst's committees, First Federal has established various committees, including the Executive Committee, the Loan Committee, the Audit Committee, the Asset/Liability Committee, the Wage and Compensation Committee, and the Strategic Planning Committee.

         The Executive Committee of First Federal consisted during fiscal year 2004 of Messrs. McMillan (Chairman), Foote, Hardy, Massey, McArthur (resigned effective March 2005) and Ms. Stephens. The Executive Committee of First Federal, which did not meet in fiscal year 2004, has the power to exercise most powers of the Board of Directors of First Federal in the intervals between meetings of the Board of Directors of First Federal. Any activity of the Executive Committee is reported to the Board of Directors of First Federal at the next meeting thereof. First Federal's Loan Committee was comprised during fiscal year 2004 of Ms. Stephens (Chairwoman), Mr. Bice, Mr. Easterling, Mr. Foote, Mr. Hardy, Mr. Mark Haynes, Mr. McArthur (resigned effective March
2005), and Ms. Anna Tyler. This committee meets weekly to consider loan applications. Approval of a loan application requires approval by at least two members (other than the person signing the application) of the Loan Committee. The Audit Committee of First Federal consisted during fiscal year 2004 of Messrs. Bice (Chairman), Easterling, Foote, Hardy, and McMillan. This committee meets at least annually and more frequently if necessary to review the results of the audit program. Recommendations and observations are reported to the Board of Directors of First Federal. The Asset/Liability Committee consisted during fiscal year 2004 of Mr. McArthur (resigned effective March 2005), Mr. Hardy, Mr. Foote, Mr. McMillan, Ms. Stephens and Ms. Janice Browning. This committee meets quarterly to establish and monitor policies to control interest rate sensitivity. First Federal's Wage and Compensation Committee consisted during fiscal year 2004 of Mr. Easterling (Chairman), Mr. Bice, Mr. Foote, Mr. Massey, Mr. McMillan, Ms. Stephens and Mr. McArthur (resigned effective March
2005). This committee, which met twice in fiscal year 2004, is responsible for reviewing compensation matters, including salaries and benefits of directors, officers, and employees. The Strategic Planning Committee consisted during fiscal year 2004 of Messrs. Foote (Chairman), Bice, Easterling, Massey and McArthur (resigned effective March 2005). This committee meets semi-annually to review the progress of First Federal in meeting goals established under its business plan and to consider possible revisions thereto, if deemed necessary by the committee.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of SouthFirst held twelve regular monthly meetings and two special meetings during the fiscal year ended September 30, 2004. During fiscal year 2004, each director attended at least 90% of the aggregate number of meetings held by the Board of Directors and Committee(s) on which they served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires SouthFirst's directors, certain of SouthFirst's officers and persons who own more than 10% of the outstanding Common Stock of SouthFirst ("Reporting Persons") to file with the SEC reports of changes in ownership of the Common Stock of SouthFirst held by such persons ("Section 16(a) Reports"). Reporting Persons are also required to furnish SouthFirst with copies of all Section 16(a) Reports that they file. SouthFirst has been subject to this regulation since February 13, 1995.

         To SouthFirst's knowledge, based solely on a review of copies of
Section 16(a) Reports furnished to SouthFirst and representations that no other
Section 16(a) Reports were required, all Section 16(a) filing requirements applicable to such Reporting Persons were complied with during fiscal year 2004.


               [remainder of this page intentionally left blank]

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for fiscal years 2004, 2003, and 2002 concerning compensation paid or accrued by SouthFirst and First Federal to or on behalf of SouthFirst's former Chief Executive Officer and the other executive officers of SouthFirst whose total annual salary and bonus exceeded $100,000 during fiscal year 2004 (the "Named Executive Officers"):

                           Summary Compensation Table


                                                                                       Long Term
                                                   Annual Compensation(1)             Compensation
                                         ----------------------------------------     ------------
                                                                                       Securities
    Name and                 Fiscal                                Other Annual        Underlying             All Other
Principal Position            Year        Salary       Bonus      Compensation(2)     Options (No.)         Compensation
----------------------       ------      --------     -------     ---------------     -------------         ------------

Joe K. McArthur(3)            2004       $150,000     $23,788(4)      $21,000                0                $2,451(5)
  Chief Executive             2003        150,000      26,669(6)       24,000            4,300(7)              2,451(8)
  Officer of                  2002        142,917      25,439(9)       22,995                0                 2,451(10)
  SouthFirst and
  First Federal,
  President of First
  Federal

J. Malcomb Massey(1)          2004       $150,000     $15,551(11)     $21,000                0                $2,488(12)
  President of                2003        150,000       5,850(13)      24,000            4,300(14)             2,488(15)
  SouthFirst,                 2002        150,000      13,270(16)      22,995                0                 2,488(17)
  President and Chief
  Executive Officer of
  Pension & Benefit


Sandra H. Stephens            2004       $125,000     $11,887(18)     $21,000                0                $1,747(19)
  Executive                   2003        125,000      14,290(20)      22,500            4,300(21)             1,537(22)
  Vice President,             2002        105,417      39,500(23)       4,500            7,500(24)             1,537(25)
  and Chief
  Operating Officer
  of SouthFirst and
  First Federal

Ruth M. Roper                 2004       $100,000     $12,649(26)     $ 2,850                 0               $2,744(27)
  Executive Vice              2003        100,000       5,598(28)       3,000             1,950(29)            2,744(30)
  President of Pension        2002         98,000       5,778(31)       3,000                 0                2,744(32)
  & Benefit

-----------------

(1) All compensation received by the Named Executive Officers was paid by First Federal and Pension & Benefit, except for an annual salary, in the amount of $20,000, paid by SouthFirst to its President, J. Malcomb Massey.

(2) Fees received as a member of the Board of Directors of SouthFirst, First Federal, Pension & Benefit and/or SouthFirst Mortgage.

(3) Mr. McArthur resigned effective March 2005 but was employed in the capacities indicated for all of fiscal year 2004.

(4) Consists of a regular bonus of $5,769 as well as $18,019 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "Dividend Incentive Plan" below.

(5) Represents a $1,485 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

(6) Consists of a regular bonus of $8,650 as well as $18,019 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "Compensation of Directors" below.

(7) On October 16, 2002, SouthFirst issued 4,300 options under the 1998 plan to Mr. McArthur at an exercise price of $12.10 per share. These options vest in equal increments commencing October 16, 2002 through October 16, 2007.

(8) Represents a $1,485 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

(9) Consists of a regular bonus of $10,000 as well as $15,439 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "Dividend Incentive Plan" below.

(10) Represents a $1,485 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

(11) Consists of a regular bonus of $9,701 as well as $5,850 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "Dividend Incentive Plan" below.

(12) Represents a $1,522 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

(13) Consists of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "Dividend Incentive Plan" below.

(14) On October 16, 2002, SouthFirst issued 4,300 options under the 1995 plan to Mr. Massey at an exercise price of $12.10 per share. These options vest in equal annual increments commencing October 16, 2002 through October 16, 2007.

(15) Represents a $1,522 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

(16) Consists of a regular bonus of $10,000 as well as $3,270 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "Dividend Incentive Plan" below.

(17) Represents a $1,522 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

(18) Consists of a regular bonus of $4,807 as well as $7,080 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "Dividend Incentive Plan" below.

(19) Represents a $1,117 automobile allowance and income of $630 recognized on employer provided group term life insurance in excess of $50,000.

(20) Consists of a regular bonus of $7,210 as well as $7,080 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "Dividend Incentive Plan" below.

(21) On October 16, 2002, SouthFirst issued 2,589 options under the 1995 plan and 1,711 options under the 1998 plan to Ms. Stephens at an exercise price of $12.10 per share. These options vest in equal annual increments commencing October 16, 2002 through October 16, 2007.

(22) Represents a $1,117 automobile allowance and income of $420 recognized on employer provided group term life insurance in excess of $50,000.

(23) Consists of a signing bonus of $17,500, a regular bonus of $10,000, a tax bonus, with respect to MRP shares (see "Management Recognition Plans" below), of $7,500, and $4,500 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "Dividend Incentive Plan" below.

(24) On December 1, 2001, SouthFirst issued 7,500 options under the 1995 plan to Ms. Stephens at an exercise price of $9.92 per share. These options vest in equal annual increments commencing on December 1, 2002 through December 1, 2006.

(25) Represents a $1,117 automobile allowance and income of $420 recognized on employer provided group term life insurance in excess of $50,000.

(26) Consists of a regular bonus of $9,701 as well as $2,948 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "Dividend Incentive Plan" below.

(27) Represents a $1,778 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

(28) Consists of a regular bonus of $2,650 as well as $2,948 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "Dividend Incentive Plan" below.

(29) On October 16, 2002, SouthFirst issued 1,950 options under the 1998 plan to Ms. Roper at an exercise price of $12.10 per share. These options vest in equal annual increments commencing October 16, 2002 through October 16, 2007.

(30) Represents a $1,778 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

(31) Consists of a regular bonus of $4,000 as well as $1,778 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "Dividend Incentive Plan" below.

(32) Represents a $1,778 automobile allowance and income of $966 recognized on employer provided group term life insurance in excess of $50,000.

EMPLOYMENT AGREEMENTS

         SouthFirst, First Federal and Pension & Benefit have entered into employment agreements with each of the following executive officers (including each of the remaining Named Executive Officers). The terms and conditions of these employment contracts are summarized below.

         SANDRA H. STEPHENS

         Interim Chief Executive Officer, Chief Operating Officer and Executive Vice President of SouthFirst and First Federal

         The employment agreement by and between First Federal and Ms. Stephens was effective as of January 1, 2005 and is for a term of two years. On each annual anniversary date from the effective date, Ms. Stephens' term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided First Federal's Board of Directors determines in a duly adopted resolution that the performance of Ms. Stephens has met its requirements and standards, and that such employment agreement should be extended.

         Pursuant to Ms. Stephens's employment agreement, First Federal pays Ms. Stephens an annual base salary of $125,000, payable in cash not less frequently than monthly. Beginning on the Effective Date, Ms. Stephens shall be eligible to receive such performance bonuses as may be determined in the sole discretion of First Federal's Board of Directors. In addition, Ms. Stephens shall participate in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

         Ms. Stephens's employment agreement terminates upon her death or disability, and is terminable for "cause" as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Ms. Stephens. If First Federal terminates Ms. Stephens without cause, she will be entitled to receive her base salary for a twelve month period plus her "average annual compensation" less the base salary for a twelve month period either in periodic payments over the remaining term of the employment agreement or in one lump sum. "Average annual compensation" is the average payment of monies or other things of value in consideration of employment, including, base salary, insurance, bonuses, pension and profit sharing plans, director and committee fees, fringe benefits and deferred compensation accruals, over the five full fiscal years (or the number of full fiscal years of employment, if employment is less than five years at the time of termination) preceding the fiscal year in which termination occurs. Ms. Stephens may voluntarily terminate her employment agreement by providing sixty days written notice to the Board of Directors of First Federal, in which case she is entitled to receive only her compensation, vested rights and benefits up to the date of termination.

         Ms. Stephens's employment agreement further provides that, in the event of her involuntary termination in connection with, or within two years after any change in control of First Federal or SouthFirst, other than for "cause," or death or disability, Ms. Stephens will be paid, within 10 days of such termination, an amount equal to the difference between (i) 2.99 times her "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the sum of any other "parachute payments," as defined under Section 280G(b)(2) of the Code, that Ms. Stephens receives on account of the change in control. Under Ms. Stephens' employment agreement, a "change in control" generally refers to a change in ownership, holding or power to vote more than 25% of First Federal's or SouthFirst's voting stock, a change in the ownership or possession of the ability to control the election of a majority of First Federal's or SouthFirst's directors, or the exercise of a controlling influence over the management or policies of First Federal or SouthFirst. In addition, under Ms. Stephens' employment agreement, a change in control occurs when, during any consecutive two-year period, the directors of First Federal or SouthFirst, at the beginning of such period, cease to constitute two-thirds of the Board of Directors of First Federal or SouthFirst, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office. Ms. Stephens' employment agreement also provides for a similar lump sum payment to be made in the event of her voluntary termination of employment within one year following a change in control of First Federal or SouthFirst.

         J. MALCOMB MASSEY

         President of SouthFirst and Chief Executive Officer of Pension &
         Benefit

         The employment agreement by and between Pension & Benefit and Mr. Massey was effective as of January 1, 2005 and provides for a term of two years. On each annual anniversary date from the effective date, Mr. Massey's term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of Mr. Massey has met the Board's requirements and standards, and that such employment agreement should be extended.

         The employment agreement with Mr. Massey provides for an annual base salary of $150,000, payable in cash not less frequently than monthly. In addition, as a provision of a prior employment agreement, Mr. Massey received 15,512 shares of restricted SouthFirst Common Stock, one-fifteenth of which vest on each of the first fifteen anniversaries of April 11, 1997. Should Mr. Massey's employment be terminated due to death, disability or the termination of his employment "without cause," as defined in the employment agreement, all unvested shares shall be deemed earned and fully vested as of such date and shall be distributed as soon as practicable thereafter. All unvested shares will also vest upon a "change in control" of Pension & Benefit, First Federal or SouthFirst. Under Mr. Massey's employment agreement, "change in control" generally refers to a change in ownership, holding or power to vote more than 25% of Pension & Benefit's, First Federal's or SouthFirst's voting stock, a change in the ownership or possession of the ability to control the election of a majority of Pension & Benefit's, First Federal's or SouthFirst's directors, or the exercise of a controlling influence over the management or policies of Pension & Benefit, First Federal or SouthFirst. In addition, under Mr. Massey's employment agreement, a change in control occurs when, during any consecutive two-year period, directors of Pension & Benefit, First Federal or SouthFirst, at the beginning of such period, cease to constitute two-thirds of the Boards of

Directors of Pension & Benefit, First Federal or SouthFirst, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office.

         Mr. Massey's employment agreement entitles him to participate in an equitable manner with all other senior management employees of Pension & Benefit in discretionary bonuses that the Board may award from time to time to senior management employees. Mr. Massey may also participate in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

         Mr. Massey's employment agreement terminates upon his death or disability, and is terminable for "cause," as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Mr. Massey. If Mr. Massey is terminated without cause, he will be entitled to receive his base salary for a twelve month period plus his "average annual compensation" less the base salary for a twelve month period either in periodic payments over the remaining term of the employment agreement or in one lump sum. "Average annual compensation" is the average payment of monies or other things of value in consideration of employment, including, base salary, insurance, bonuses, pension and profit sharing plans, director and committee fees, fringe benefits and deferred compensation accruals, over the five full fiscal years (or the number of full fiscal years of employment, if employment is less than five years at the time of termination) preceding the fiscal year in which termination occurs. Mr. Massey may voluntarily terminate his employment agreement by providing sixty days written notice to the Board, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

         RUTH M. ROPER

         Executive Vice President of Pension & Benefit

         The employment agreement by and between Pension & Benefit and Ms. Roper was effective as of January 1, 2005 and provides for a term of two years. On each annual anniversary date from the effective date, Ms. Roper's term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of Ms. Roper has met the Board's requirements and standards, and that such employment agreement should be extended.

         The employment agreement with Ms. Roper provides for an annual base salary of $100,000, payable in cash not less frequently than monthly. In addition, as a provision of a prior employment agreement, Ms. Roper received 5,623 shares of restricted SouthFirst Common Stock, one-fifteenth of which vest on each of the first fifteen anniversaries of April 11, 1997. Should Ms. Roper's employment be terminated due to death, disability or the termination of her employment "without cause," as defined in the employment agreement, all unvested shares shall be deemed earned and fully vested as of such date and shall be distributed as soon as practicable thereafter. All unvested shares will also vest upon a "change in control" of Pension & Benefit, First Federal or SouthFirst. Under Ms. Roper's employment agreement, "change in control" generally refers to a change in ownership, holding or power to vote more than 25% of Pension & Benefit's, First Federal's or SouthFirst's voting stock, a change in the ownership or possession of the ability to control the election of a majority of Pension & Benefit's, First Federal's or SouthFirst's directors, or the exercise of a controlling influence over the management or policies of Pension & Benefit, First Federal or SouthFirst. In addition, under Ms. Roper's employment agreement, a change in control occurs when, during any consecutive two-year period, directors of Pension & Benefit, First Federal or SouthFirst, at the beginning of such period, cease to constitute two-thirds of the Boards of Directors of Pension & Benefit, First Federal or SouthFirst, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office.

         Ms. Roper's employment agreement entitles her to participate in an equitable manner with all other senior management employees of Pension & Benefit in discretionary bonuses that the Board may award from time to time to senior management employees. Ms. Roper may also participate in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

         Ms. Roper's employment agreement terminates upon her death or disability, and is terminable for "cause," as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Ms. Roper. If Ms. Roper is terminated without cause, she will be entitled to receive her base salary for a twelve month period plus her "average annual compensation" less the base salary for a twelve month period either in periodic payments over the remaining term of the employment agreement or in one lump sum. "Average annual compensation" is the average payment of monies or other things of value in consideration of employment, including, base salary, insurance, bonuses, pension and profit sharing plans, director and committee fees, fringe benefits and deferred compensation accruals, over the five full fiscal years (or the number of full fiscal years of employment, if employment is less than five years at the time of termination) preceding the fiscal year in which termination occurs. Ms. Roper may voluntarily terminate her employment agreement by providing sixty days written notice to the Board, in which case she is entitled to receive only her compensation, vested rights and benefits up to the date of termination.

         In addition to Ms. Roper's employment agreement, SouthFirst, First Federal, Pension & Benefit and Ms. Roper have entered into a guaranty of employment agreement pursuant to which SouthFirst and First Federal have guaranteed the performance of Pension & Benefit under the terms of the employment agreement by and between Pension & Benefit and Ms. Roper.

DEFERRED COMPENSATION AGREEMENTS

         First Federal previously entered into deferred compensation agreements (collectively, the "Deferred Compensation Agreements") with Mr. McArthur and Ms. Roper, pursuant to which each would receive certain retirement benefits at age 65. Under the Deferred Compensation Agreements, benefits would be payable for 15 years. A portion of the retirement benefits would accrue each year until age 65 or, if sooner, until termination of employment. In connection with Mr. McArthur's resignation from First Federal, Mr. McArthur is entitled to a vested benefit of 11.25 years at a benefit of $1,834.69 per month for 180 months, commencing on the earlier of Mr. McArthur's attaining age 65, or his death. If Mr. McArthur should die before full payment of such benefit, then the payment will be due and payable to Mr. McArthur's designated beneficiary. If Ms. Roper remains in the employment of First Federal until age 65, her annual benefit will be $30,000. If Ms. Roper dies prior to age 65, while in the employment of First Federal, the full retirement benefits available under the deferred compensation agreement will accrue and will, thereupon, be payable to her beneficiaries.

         The retirement benefits available under the Deferred Compensation Agreements are unfunded. However, First Federal has purchased life insurance policies on the lives Mr. McArthur and Ms. Roper that will be available to SouthFirst and First Federal to provide, both, for retirement benefits and for "key man" insurance. The costs of these arrangements was $35,719 for each of 2004, 2003, and 2002.

MANAGEMENT RECOGNITION PLANS

         The SouthFirst Board of Directors has adopted two management recognition plans ("MRPs"), denominated SouthFirst Bancshares, Inc. Management Recognition Plan "A" ("Plan A") and SouthFirst Bancshares, Inc. Management Recognition Plan "B" ("Plan B") (collectively, the "MRP Plans"). The objective of the MRP Plans is to enable SouthFirst and First Federal to reward and retain personnel of experience and ability in key positions of responsibility by providing such personnel with a proprietary interest in SouthFirst and by recognizing their past contributions to SouthFirst and First Federal, and to act as an incentive to make such contributions in the future.

         Except for the fact that Plan B provides for awards only to employees of SouthFirst and First Federal, while Plan A provides for awards to employees as well as to non-employee directors of SouthFirst and First Federal, the terms of the MRP Plans are the same. The MRP Plans are administered by a committee (the "Committee") of the SouthFirst Board of Directors. Awards under the MRP Plans are in the form of restricted stock grants ("MRP grants"). Each MRP Plan has reserved a total of 16,600 shares of SouthFirst Common Stock for issuance pursuant to awards made by the Committee. Such shares, with respect to each MRP Plan, are held in trust until awards are made by the Committee, at which time the shares are distributed from the trust to the award recipient, and such shares bear restrictive legends until vested. The Committee may make awards to eligible participants under the MRP Plans in its discretion, from time to time. Under Plan A, on November 15, 1995, each non-employee director, serving in such capacity on February 13, 1995 (the effective date of the conversion of SouthFirst from a mutual to a stock form of ownership), automatically received an award of 1,660 shares. In selecting the employees to whom awards are granted under the MRP Plans, the Committee considers the position, duties and responsibilities of the employees, the value of their services to SouthFirst and First Federal and any other factors the Committee may deem relevant.

         Awards under the MRP Plans vest at the rate of 20% per year, commencing on the first anniversary of the date of the award. The Committee may, however, from time to time and in its sole discretion, accelerate the vesting with respect to any participant, if the Committee determines that such acceleration is in the best interest of SouthFirst. If a participant terminates employment for reasons other than death or disability, the participant forfeits all rights to any shares which have not vested, including the dividends received with respect to such non-vested shares. If the participant's termination is caused by death or disability, all shares become vested. Participants will recognize compensation income on the date their interests vest, or at such earlier date pursuant to a participant's election to accelerate recognition pursuant to Section 83(b) of the Code.

         During the year ended September 30, 2001, SouthFirst repurchased 11,525 shares of its Common Stock, which shares subsequently were designated MRP shares. During 2002, 1,750 shares were issued to employees under MRP grants, leaving 9,775 shares in trust at September 30, 2004, which the Committee may issue in its sole discretion.

STOCK OPTION PLANS

         The SouthFirst Board of Directors has adopted two stock option plans. The first was adopted November 15, 1995 and is denominated the SouthFirst Bancshares, Inc. Stock Option and Incentive Plan (the "1995 Plan"), and the second was adopted on January 28, 1998 and is denominated the 1998 Stock Option and Incentive Plan (the "1998 Plan") (collectively, the "Stock Option Plans"). The objective of each of the Stock Option Plans is to attract, retain, and motivate the best possible personnel for positions of substantial responsibility with SouthFirst and First Federal. In order to attract and retain members of the Board of Directors of SouthFirst who contribute to SouthFirst's success, each of the Stock Option Plans also provides for the award of non-qualified stock options to non-employee directors of SouthFirst.

         The 1995 Plan authorizes the grant of up to 83,000 shares of Common Stock to select officers and employees in the form of (i) incentive and non-qualified stock options ("Options") or (ii) Stock Appreciation Rights ("SARs") (Options and SARs are referred to herein collectively as "Awards"), as determined by the committee administering the 1995 Plan. As of September 30, 1996, Options to purchase a total of 83,000 shares had been issued under the 1995 Stock Option Plan, and, as of that date, no other shares were available for future issuance. Subsequently, Options to purchase 8,300 shares were exercised, which shares are no longer available for issuance under the 1995 Plan; Options to purchase

56,649 shares expired prior to being exercised, which shares then became available for re-issuance under the 1995 Plan; and additional Options to purchase 55,649 shares were issued. Thus, at September 30, 2004, 1,000 shares were available for issuance under the 1995 Plan.

         The 1998 Plan authorizes the grant of up to 63,361 shares of Common Stock to select officers and employees in the form of (i) Options or (ii) SARs, all of which shares were granted under the 1998 Plan. Subsequently, Options to purchase 36,798 shares expired prior to being exercised, which shares then became available for re-issuance under the 1998 Plan, and additional Options to purchase 35,388 shares were issued. Thus, at September 30, 2004, 1,390 shares were available for issuance under the 1998 Plan.

         The terms and conditions of the Stock Option Plans are substantially the same. The exercise price for Options and SARs granted under the Stock Option Plans may not be less than the fair market value of the shares on the day of the grant, and no Awards shall be exercisable after the expiration of ten years from the date of this grant. Each Stock Option Plan has a term of 10 years unless earlier terminated by the SouthFirst Board of Directors. The Stock Option Plans are administered by a committee of the directors of SouthFirst (the "Option Plan Committee"). Except as discussed below with respect to non-employee directors, the Option Plan Committee has complete discretion to make Awards to persons eligible to participate in the Stock Option Plans, and determines the number of shares to be subject to such Awards, and the terms and conditions of such Awards. In selecting the persons to whom Awards are granted under the Stock Option Plans, the Option Plan Committee considers the position, duties, and responsibilities of the employees, the value of their services to SouthFirst and First Federal, and any other factor the Option Plan Committee may deem relevant to achieving the stated purpose of the Stock Option Plan.

         Options granted under the Stock Option Plans become exercisable at rates ranging from 20% to 33% per year commencing one year from the date of grant, with the exception that all options will become immediately exercisable in the event the optionee's employment is terminated due to the optionee's death, disability or retirement, or in the event of a change in control of First Federal or SouthFirst.

         Under the 1995 Plan, all directors who were not employees of SouthFirst as of November 15, 1995 (the date of the approval of the Stock Option Plan by the stockholders of SouthFirst and the OTS), received non-qualified stock options to purchase 4,150 shares, which options had an exercise price of $14.00 per share, the fair market value of SouthFirst Common Stock on the date of grants. Likewise, under the 1998 Plan, all directors who were not employees of SouthFirst as of January 28, 1998 (the date of the approval of the Stock Option Plan by the Board of Directors of SouthFirst) received non-qualified stock options to purchase 2,700 shares, which options had an exercise price of $21.25 per share, the fair market value of SouthFirst Common Stock on the date of grants.

REPRICING OF STOCK OPTIONS UNDER THE STOCK OPTION PLANS

         On January 28, 1998, the Wage and Compensation Committee, acting on the approval of the Board of Directors, granted incentive stock options to purchase 7,428 and 3,726 options to Joe K. McArthur and J. Malcomb Massey, respectively (i.e., the Named Executive Officers at that time). Options to purchase an aggregate of 50,597 shares were concurrently granted to approximately 19 non-executive employees of SouthFirst and/or First Federal and two former executive officers. Such options were granted at an exercise price of $21.25 per share, which was equal to the fair market value of SouthFirst's Common Stock on the date of grant. During the ensuing nine and one half months, the market price of SouthFirst's Common Stock declined significantly to a point at which such options no longer served the intended purpose for which they were issued. In order to protect the intended value of the January 28, 1998 options, the Board of Directors elected to reprice all such options by the cancellation of such options and the regrant of an equal number of new options at the then current, lower market price.

Such replacement options were granted on November 4, 1998 at an exercise price of $15.75 per share, which was equal to the fair market value of SouthFirst's Common Stock on the date of grants. The following table provides, with respect to the Named Executive Officers, the name of grantee, number of securities underlying the options repriced, the original exercise price, the new exercise price, and the length of original option term remaining after the repricing, as of September 30, 2004:

                         TEN-YEAR OPTION/SAR REPRICINGS


                                              Number of
                                             Securities                                                Length of
                                             Underlying          Original                           Original Option
                                               Options        Exercise Price      New Exercise     Term Remaining at
Name                       Date              Repriced(1)            ($)             Price ($)      Date of Repricing
----                  ----------------       -----------      --------------      ------------     -----------------

Joe K. McArthur       November 4, 1998         7,428             21.25              15.75            9.2 years
(1998 Plan)

J. Malcomb Massey     November 4, 1998         3,726             21.25              15.75            9.2 years
(1998 Plan)

(1) The 1998 Plan authorizes the grant of up to 63,361 shares of Common Stock to select officers and employees in the form of (i) Options or
         (ii) SARs, all of which shares were granted under the 1998 Plan. Subsequently, options to purchase 36,778 shares expired prior to being exercised, which shares then became available for re-issuance under the 1998 Plan, and additional options to purchase 35,388 shares were issued. Thus, at September 30, 2004, 3,062 shares were available for issuance under the 1998 Plan.


         The following table provides certain information concerning the exercise of stock options under SouthFirst's Stock Option Plans during the fiscal year ended September 30, 2004, by the Named Executive Officers and the fiscal-year-end value of unexercised options held by those individuals:


                           [table on following page]

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                               Number of Securities     Value of Unexercised
                                                                    Underlying              In-the-Money
                                                              Unexercised Options at      Options at Fiscal
                                                                 Fiscal Year End              Year End
                             Shares Acquired       Value           Exercisable/             Exercisable/
Name                            on Exercise      Realized         Unexercisable           Unexercisable(1)
----                         ---------------     --------     ----------------------    ------------------

Joe K. McArthur                     0               $0            26,592 / 3,440          $49,816 / $11,352

J. Malcomb Massey                   0               $0             6,310 / 3,440          $12,579 / $11,352

Sandra H. Stephens                  0               $0             3,860 / 7,940          $19,278 / $36,012

Ruth M. Roper                       0               $0             3,354 / 1,560           $6,734 / $5,148

--------------

(1) Represents the value of unexercised, in-the-money stock options on September 30, 2004, using the $15.40 closing price of SouthFirst Common Stock on that date.

         No grants of options to executive officers were made during fiscal year 2004.

EMPLOYEE RETIREMENT SAVINGS PLAN

         First Federal has established a savings and profit-sharing plan that qualifies as a tax-deferred savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for its employees who are at least 21 years old and who have completed one year of service with First Federal. Under the 401(k) Plan, eligible employees may contribute up to $13,000 of their gross salary to the plan. Currently, all contributions are fully vested under the 401(k) Plan at the time of contribution. Prior to April 1, 2003, all contributions up to 3% by eligible employees were 100% matched. However, since 401(k) matching is discretionary, upon review by the board of directors of First Federal, effective April 1, 2003, all matching contributions were temporarily suspended. The board of directors of First Federal will review the 401(k) Plan on an annual basis and implement any changes as appropriate.

EMPLOYEE STOCK OWNERSHIP PLAN

         First Federal has adopted an Employee Stock Ownership Plan (the "ESOP") for the exclusive benefit of participating employees. All employees of First Federal who are at least 21 years old and who have completed a year of service with First Federal are eligible to participate in the ESOP. SouthFirst loaned the ESOP $664,000, which the ESOP used to purchase 66,400 shares of SouthFirst Common Stock. This loan is secured by the shares purchased with the proceeds of the loan. Shares purchased with the loan proceeds are held in a suspense account for allocation among participants as the loan is repaid. All loan proceeds had been repaid at September 30, 2004.

         Contributions to the ESOP were used to repay the ESOP loan. Shares released from the suspense account, as the ESOP loan was repaid, any contributions to the ESOP that were not used to repay the ESOP loan, and forfeitures will be allocated among participants on the basis of their relative compensation. With the exception of terminations due to death, disability or retirement, a participant must be employed by First Federal on the last day of the ESOP plan year and must have completed 1,000 hours of service during the plan year in order to share in the allocation for the plan year. Any dividends paid on unallocated shares of SouthFirst Common Stock were used to repay the ESOP loan; any dividends paid on shares of SouthFirst Common Stock allocated to participant accounts will be credited to said accounts.

         Benefits under the ESOP vest at a rate of 20% per year of service, with the first 20% vesting after a participant has served for two years. Participant's benefits also become fully vested upon his or her death, disability, attainment of normal retirement age, or the termination of the ESOP. For vesting purposes, a year of service means any plan year in which an employee completes at least 1,000 hours of service with First Federal. An employee's years of service prior to the ESOP's effective date will be considered for purposes of determining vesting under the ESOP.

         A participant who separates from service because of death, disability or retirement will be entitled to receive an immediate distribution of his or her benefits. A participant who separates from service for any other reason and who is not reemployed by an employer will receive a lump sum distribution of the vested portion of his account as soon as administratively feasible after his date of termination, unless the participant elects a later distribution. Distributions generally will be made in whole shares of SouthFirst Common Stock, with the value of fractional shares being paid in cash. Although accounts generally will be distributed in a lump sum, if the fair market value of a participant's account is in excess of $500,000, as of the date distribution is required to begin, distributions will be made in substantially equal annual payments over a period not longer than five (5) years, plus an additional one (1) year (up to an additional five (5) years) for each $100,000 increment, or fraction of such increment, by which the value of the participant's account exceeds $500,000.

         Pension & Benefit serves as the plan administrator and trustee of the ESOP (the "ESOP Trustee"). Participants may vote the shares of SouthFirst Common Stock that are allocated to their account. Any unallocated shares of SouthFirst Common Stock and allocated shares of SouthFirst Common Stock for which no timely direction is received are voted by the ESOP Trustee in accordance with its fiduciary obligations.

DIVIDEND INCENTIVE PLAN

         SouthFirst, in November 1995, adopted, by resolution of the Board of Directors of SouthFirst, a dividend incentive plan (the "Dividend Incentive Plan"), pursuant to which each director and/or employee in the SouthFirst family, who holds options to purchase SouthFirst Common Stock under the Stock Option Plans, is paid an amount equal to the number of shares underlying the stock options held by him or her, multiplied by the amount of dividends SouthFirst pays to the holders of its Common Stock. If the service of an employee or director is terminated prior to the full vesting of his or her stock options, then the employee or director immediately forfeits, and must repay to SouthFirst, all amounts received under the Dividend Incentive Plan with respect to the non-vested options.

COMPENSATION OF DIRECTORS

         DIRECTOR FEES AND DIVIDENDS

         Each member of the First Federal Board of Directors, with the exception of the Chairman of the Board, receives a fee of $750 for each board meeting attended (with one excused absence). The Chairman of the Board receives a fee of $1,500 for each board meeting attended. Each non-employee director of First Federal, if a member of a committee, receives $500 for each committee meeting attended. The members of the SouthFirst Board of Directors receive a fee in the amount of $750 for each board meeting attended.

         During fiscal year 2004, each non-employee director was paid from $3,414 to $7,524 under the Dividend Incentive Plan with respect to the shares of Common Stock underlying the stock options held by each non-employee director. Further, certain SouthFirst directors, during fiscal year 2004, received a cash dividend in the amount of $996 with respect to the restricted shares held by such directors, as granted under Management Recognition Plans "A" and "B."

         DIRECTOR RETIREMENT BENEFITS

         The Board of Directors of First Federal has adopted, effective as of October 1, 2001, the Bank Director Supplemental Retirement Plan (the "Director Plan"), under which First Federal will make certain payments to each participating director, upon the director's retirement, or to the director's beneficiary(ies) in the event of the director's death. The Director Plan is an unfunded arrangement maintained primarily to provide supplemental retirement benefits for each participating director and constitutes a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A "pre-retirement account" is established under the Director Plan, as a liability reserve account on the books of First Federal for the benefit of each participating director. Such liability reserve account shall be increased or decreased each plan year, until the participating director either retires, or has a termination of service, as a director of First Federal.

         The annual increase or decrease in this liability reserve account is determined by an index, which generally measures the amount of aggregate annual after-tax income from certain life insurance contracts owned by First Federal on the lives of each participating director against the annual cost of funds of First Federal represented by the net premiums paid on these life insurance policies. Each participating director of First Federal will receive, on a monthly basis beginning at retirement or termination of service, as a supplemental retirement benefit, the amount attributed to their liability service account, adjusted, as applicable, under the terms of the Director Plan. The cost of the Director Plan was $26,073 and $33,869 for fiscal years 2004 and 2003, respectively. However, no benefits were paid under the Director Plan in fiscal year 2003 or 2002.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         SouthFirst presently does not have a compensation committee because, except for an annual salary, in the amount of $20,000, paid by SouthFirst to its President, J. Malcomb Massey, no officers of SouthFirst receive any compensation for services to SouthFirst. All officers of SouthFirst are compensated by First Federal solely for their services to First Federal. In addition, directors are paid for attendance at First Federal committee meetings, but employee members of committees are not paid. Sandra H. Stephens, Interim Chief Executive Officer of SouthFirst and First Federal, and J. Malcomb Massey, President of SouthFirst and Pension & Benefit, currently serve as members of the Wage and Compensation Committee of First Federal. First Federal's Wage and Compensation Committee is responsible for reviewing salaries and benefits of directors, officers, and employees of First Federal. SouthFirst had no "interlocking" relationships existing at or before the year ended September 30, 2004 in which (i) any executive officer was a member of the board of directors/trustees of another entity, one of whose executive officers was a member of the First Federal Board of Directors, or where (ii) any executive officer was a member of the compensation committee of another entity, one of whose executive officers was a member of the First Federal Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         First Federal, like many financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. The loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with First Federal's other customers, and do not involve more than the normal risk of collectibility, nor present other unfavorable features. All loans by First Federal to its officers and executive officers are subject to OTS regulations restricting loans and other transactions with affiliated persons of First Federal. In addition, all future credit transactions with such directors, officers and related interests of SouthFirst and First Federal will be on substantially the same terms as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with unaffiliated persons and must be approved by a majority of the directors of SouthFirst, including a majority of the disinterested directors. At September 30, 2004, the aggregate of all loans by First Federal to its officers, directors, and related interests was $739,000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Jones & Kirkpatrick, P.C. audited the financial statements of SouthFirst for the fiscal years ended September 30, 2002, 2003 and 2004. The Audit Committee has selected this same firm to audit the accounts and records of SouthFirst for the current fiscal year. Representatives of Jones & Kirkpatrick, P.C. are expected to be present at the Annual Meeting to respond to stockholders' questions and will have an opportunity to make any statements they consider appropriate.

AUDIT FEES

         Fees billed by our independent accounting firm, Jones & Kirkpatrick, P.C. for audit services, SEC compliance reviews and tax preparation services for the SouthFirst were as follows, for the fiscal years ending September 30, 2004 and 2003:


                            Audit          Audit-Related          Tax          Other           Total
                            Fees              Fees(1)            Fees(2)       Fees(3)         Fees
                          --------         -------------         -------       -------        -------

Fiscal Year 2004          $109,685           $29,550             $10,100       $   --         $149,335
Fiscal Year 2003          $ 91,988           $24,862             $10,190       $2,470         $129,510

(1)      Audit related fees are for SEC compliance reviews of Form 10-QSB.

(2)      Tax fees are for preparation of federal and state income tax returns.

(3) "Other Fees" included primarily assistance with OTS accounting consultation. No financial information systems implementation or design services were rendered by Jones & Kirkpatrick, P.C. during fiscal year 2004 or 2003.

         In addition to the foregoing, Jones & Kirkpatrick, P.C., performed audit services and tax preparation services for Pension & Benefit and was paid as follows:


                                   Audit          Tax           Total
                                   Fees           Fees          Fees
                                  ------          ----          ------

Fiscal Year 2004                  $9,000          $185          $9,185
Fiscal Year 2003                  $5,500          $185          $8,685


         Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our independent auditor is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

         -        approved by our audit committee; or

         - entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee's responsibilities to management.

         The audit committee pre-approves all services provided by our independent auditors, including those set forth above. The audit committee has considered the nature and amount of fees billed by Jones & Kirkpatrick, P.C. and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Jones & Kirkpatrick, P.C.'s independence.


               [remainder of this page intentionally left blank]

                                AGENDA ITEM TWO

   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee has selected the firm of Jones & Kirkpatrick, P.C. as the independent registered public accounting firm to perform the integrated audit of the financial statements of SouthFirst for the 2005 fiscal year. Additional information regarding the Audit Committee and the independent auditors, including the fees paid by the Company to Jones & Kirkpatrick, P.C. in fiscal year 2004, is provided in the "Report of the Audit Committee" in this Proxy Statement.

         Representatives from Jones & Kirkpatrick, P.C. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         SouthFirst is asking its stockholders to ratify the selection of Jones & Kirkpatrick, P.C. as SouthFirst's independent registered public accounting firm. Although ratification is not required by SouthFirst's Bylaws or otherwise, the Board is submitting the selection of Jones & Kirkpatrick, P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of SouthFirst or its stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF JONES & KIRKPATRICK, P.C. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR SOUTHFIRST FOR FISCAL YEAR 2005.


               [remainder of this page intentionally left blank]

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                 AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

         The following table sets forth certain information as of September 30, 2004, with respect to the beneficial ownership of SouthFirst's Common Stock by
(i) each person known by SouthFirst to own beneficially more than five percent (5%) of SouthFirst Common Stock, (ii) each director of SouthFirst, (iii) each director nominee, (iv) each of the Named Executive Officers (as defined herein), and (v) all directors and executive officers of SouthFirst as a group. Unless otherwise indicated, (i) each of the beneficial owners has sole voting and investment power with respect to the shares beneficially owned, and (ii) the address for each of the beneficial owners is 126 North Norton Avenue, Sylacauga, Alabama, 35150.


                                                             SHARES OF
                                                            COMMON STOCK              PERCENT OF
                                                            BENEFICIALLY             OUTSTANDING
BENEFICIAL OWNER                                               OWNED(1)                SHARES(2)
----------------                                            ------------             -----------

Joe K. McArthur(3)                                            40,541                      5.5%
471 Alta Vista Dr.
Chelsea, AL 35043

H. David Foote, Jr.(4)                                        16,113                      2.2%
2517 Overhill Rd.
Sylacauga, AL 35150

J. Malcomb Massey(5)                                          31,174                      4.4%
8318 Longneedle, Dr.
Montgomery, AL 36117

Allen Gray McMillan, III(6)                                   21,613                      3.0%
One Gunston Ave.
Talladega, AL 35160

Kenneth E. Easterling(7)                                      27,903                      3.9%
4141 Co. Road 85
Clanton, AL 35045

L. Neal Bice(8)                                               33,484                      4.7%
304 Eastwood Dr.
Clanton, AL 35045

Donald R. Hardy(9)                                             3,303                      0.5%
130 Stone Ridge Dr.
Sylacauga, AL 35150

Jeffrey L. Gendell, et. al.(10)
55 Railroad Ave., 3rd Floor                                   62,800                      8.9%
Greenwich, CT 06830

                                                             SHARES OF
                                                            COMMON STOCK              PERCENT OF
                                                            BENEFICIALLY             OUTSTANDING
BENEFICIAL OWNER                                               OWNED(1)                SHARES(2)
----------------                                            ------------             -----------

Robert J. Salmon and Mary Anne J. Salmon(11)
3623 Raymond St.                                              47,600                      6.7%
Chevy Chase, MD 20815

Sandra H. Stephens(12)                                         7,163                      1.0%
4004 Charring Cross Lane
Hoover, AL 35226

Ruth M. Roper(13)                                             12,622                      1.8%
1111 Buck Ridge Rd
Wetumpka, AL 36093

Pension & Benefit Financial Services, Inc.(14)                37,510                      5.3%
260 Commerce St., 3rd Floor
Montgomery, AL 36101

All directors and executive officers as
a group (9 persons)                                          193,916(15)                 24.6%

---------

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act.

(2) The percentages are based upon 709,406 shares outstanding, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties holding presently exercisable options are based upon the sum of 709,406 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.

(3) Mr. McArthur served as Chief Executive Officer of both SouthFirst and First Federal during fiscal year 2004 but resigned effective March 2005. Of the amount shown, 5,781 shares are held in Mr. McArthur's account under SouthFirst's 401(k) Plan, 7,064 shares are held in his account under First Federal's ESOP, 27,452 shares are subject to presently exercisable options and 244 shares represent restricted stock granted under SouthFirst's Management Recognition Plans "A" and "B," all of which are fully vested.

(4) Of the amount shown, 3,000 shares are owned jointly by Mr. Foote and his wife, 1,500 shares are held by Mr. Foote as custodian for each of his two minor children, 9,953 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under SouthFirst's Management Recognition Plan "A," all of which are fully vested.

(5) Of the amount shown, 15,521 shares are restricted stock acquired pursuant to that certain employment agreement between Mr. Massey and Pension & Benefit, vesting in equal increments over a period of 15 years beginning on April 11, 1997, 3,782 shares are held in his account under SouthFirst's 401(k) plan, 2,642 shares are held in an Individual Retirement Account, 2,059 shares are held in his account under First Federal's ESOP, and 7,170 shares are subject to exercisable options.

(6) Of the amount shown, 10,000 shares are held jointly by Mr. McMillan and his wife, 9,953 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under SouthFirst's Management Recognition Plan "A," all of which are fully vested.

(7) Of the amount shown, 21,099 shares are held jointly by Mr. Easterling and his wife, 1,001 shares are held individually by Mr. Easterling and 5,803 shares are subject to exercisable options.

(8) Of the amount shown, 27,681 are held individually by Mr. Bice and 5,803 shares are subject to exercisable options.

(9) Of the amount shown, 200 shares are held jointly by Mr. Hardy and his wife and 3,103 shares are subject to exercisable options.

(10) Of the amount shown, Jeffrey L. Gendell has shared voting power with respect to 62,800 shares, Tontine Management, L.L.C. ("TM") has shared voting power with respect to 62,800 shares, and Tontine Financial Partners, L.P. ("TFP") has shared voting power with respect to 62,800 shares. TM, the general partner of TFP, has the power to direct the affairs of TFP. Mr. Gendell is the Managing Member of Tontine Management, L.L.C. and, in that capacity, directs its operations. The business address of Mr. Gendell and TFP is 237 Park Avenue, 9th Floor, New York, New York 10017. The foregoing information is based on a
         Schedule 13F, dated November 12, 2004 filed by Mr. Gendell, TM, and TFP. SouthFirst makes no representation as to the accuracy or completeness of the information reported.

(11) Robert J. Salmon and Mary Anne J. Salmon beneficially own and have shared voting and dispositive power with respect to 47,600 shares. The foregoing information is based on a Schedule 13G, dated October 8, 1998 received by SouthFirst from Mr. and Mrs. Salmon. SouthFirst makes no representation as to the accuracy or completeness of the information reported therein.

(12) Of the amount shown, 6,220 shares are subject to presently exercisable options, 243 shares are held in her account under First Federal's ESOP, and 700 shares represent restricted stock granted under SouthFirst's Management Recognition Plan(s), all of which shares are fully vested.

(13) Of the amount shown, 1,914 shares are owned jointly by Ms. Roper and her husband, 5,623 shares are restricted stock acquired pursuant to that certain employment agreement between Ms. Roper and Pension & Benefit, vesting in equal increments over a period of 15 years beginning on April 11, 1997, 1,341 shares are held in her account in First Federal's ESOP, and 3,744 shares are subject to presently exercisable options.

(14) These shares are held in trust by Pension & Benefit as trustee of First Federal's ESOP. See "EXECUTIVE COMPENSATION - Employee Stock Ownership Plan."

(15) Includes the shares attributable to Mr. McArthur during fiscal year 2004. Of the amount shown, 79,201 shares are subject to exercisable options.

         There are no arrangements known to SouthFirst pursuant to which a change in control of SouthFirst would result.


               [remainder of this page intentionally left blank]

         The following table provides information, as of September 30, 2004, with respect to shares of SouthFirst Common Stock authorized for issuance under equity compensation plans:

                    EQUITY COMPENSATION PLAN INFORMATION (1)


                                                                                                       NUMBER OF
                                           NUMBER OF                                              SECURITIES REMAINING
                                     SECURITIES TO BE ISSUED          WEIGHTED-AVERAGE           AVAILABLE FOR FUTURE
                                        UPON EXERCISE OF              EXERCISE PRICE            ISSUANCE UNDER EQUITY
                                           OUTSTANDING                OF OUTSTANDING             COMPENSATION PLANS
                                     OPTIONS, WARRANTS AND           OPTIONS, WARRANTS          (EXCLUDING SECURITIES
PLAN CATEGORY                                RIGHTS                     AND RIGHTS             REFLECTED IN COLUMN (A))
                                              (A)                          (B)                           (C)

Equity compensation plans
  approved by security holders(2)           133,999                      $12.84                        4,062

Equity compensation plans not
  approved by security holders                    0                          $0                            0


---------

(1) The term "equity compensation plan," as used in this table, refers to compensation plans and individual compensation arrangements for employees and directors of SouthFirst and its affiliates, which authorize the issuance of equity securities of SouthFirst, excluding all compensation plans and arrangements which meet the qualification requirements under Section 401(a) of the Code.

(2) Includes the SouthFirst Bancshares, Inc. Stock Option and Incentive Plan and the 1998 Stock Option and Incentive Plan; and the SouthFirst Bancshares, Inc. Management Recognition Plan "A" and the SouthFirst Bancshares, Inc. Management Recognition Plan "B". See, also, "EXECUTIVE COMPENSATION - Management Recognition Plans, and - Stock Option Plans."

              STOCKHOLDERS' PROPOSALS FOR THE 2006 ANNUAL MEETING

         Stockholders may submit proposals appropriate for stockholder action at SouthFirst's 2006 Annual Meeting, consistent with the regulations of the Securities and Exchange Commission. Proposals by stockholders intended to be presented at the 2006 Annual Meeting must be received by SouthFirst no later than November 18, 2005, in order to be included in SouthFirst's proxy materials for that meeting. With respect to any such proposals received by SouthFirst after January 20, 2006, the proposals will be considered untimely and the persons named in the form of Proxy solicited by management will vote the Proxy in accordance with their judgment of what is in the best interests of SouthFirst. Such proposals should be directed to SouthFirst Bancshares, Inc.,
Attention: Corporate Secretary, 126 North Norton Avenue, Sylacauga, Alabama
35150.

                                 OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of SouthFirst.


                                        By Order of The Board of Directors

                                        /s/ Sandra H. Stephens

                                        Sandra H. Stephens
                                        Interim Chief Executive Officer

Sylacauga, Alabama
April 18, 2005

                                REVOCABLE PROXY
                          SOUTHFIRST BANCSHARES, INC.

                    [X] PLEASE MARK VOTES AS IN THIS EXAMPLE


THIS PROXY IS SOLICITED                                                1. To elect DONALD R. HARDY AND ALLEN GRAY MCMILLAN, III,
     ON BEHALF OF                                                      EACH for a term of three years and until their  successors
THE BOARD OF DIRECTORS                                                 are elected and have qualified.
       FOR THE
 2005 ANNUAL MEETING
   OF STOCKHOLDERS.                                                                                              For All
                                                                               For            Withhold           Except

The undersigned hereby appoints Sandra H. Stephens and Janice                  [ ]              [ ]                [ ]
R. Browning, or either of them, with power of substitution to
each, the proxies of the undersigned to vote the Common Stock          INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OF THE
of the undersigned at the Annual Meeting of Stockholders of            TWO NOMINEES, MARK "FOR ALL EXCEPT" AND WRITE THE NAME OF
SOUTHFIRST BANCSHARES, INC. to be held on Wednesday, May 18,           THE NOMINEE FOR WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE
2005, at 10:00 a.m., local time, at First Federal of the South,        IN THE SPACE PROVIDED BELOW.
126 North Norton Avenue, Sylacauga, Alabama 35150, and at any
adjournments or postponements thereof, as indicated on this            ------------------------------------------
revocable proxy:
                                                                       2. To ratify the selection of Jones & Kirkpatrick, P.C. as the independent registered public accounting firm for
                                                                       SouthFirst for fiscal year 2005.

                                                                                   For       Against     Abstain

                                                                                   [ ]         [  ]        [ ]

                                                                       ------------------------------------------

                                                                       3. To vote in accordance with their best judgment with
                                                                       respect to any other matters that may properly come before the meeting.

                                                                       THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE
                                                                       PROPOSALS SET FORTH ABOVE AND UNLESS INSTRUCTIONS TO THE
                                                                       CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY
                                                                       WILL BE SO VOTED.

                                       -----------------
Please be sure to sign and date                Date                                   Please date and sign exactly as
 this Proxy in the box below.                                                      your name(s) appear(s) on this card.
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                                                                       NOTE: When signing as an attorney, trustee, executor,
                                                                       administrator or guardian, please give your title as such.
                                                                       If a corporation or partnership, give full name of
                                                                       authorizing officer. In the case of joint tenants, each
                                                                       joint owner must sign.
Stockholder sign above -- Co-holder (if any) sign above
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  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED TO:

                          SOUTHFIRST BANCSHARES, INC.
                            126 NORTH NORTON AVENUE
                            SYLACAUGA, ALABAMA 35150

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY